                                                                    Exhibit 99.4

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 THE FIRST NATIONAL BANK OF BOSTON                         IRA Enrollment Form
 Atmos Energy Corporation (The "Company")
 Direct Stock Purchase Plan ("DSPP")
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Questions? Call toll-free 1-800-472-7428 from 9 a.m. to 5 p.m. Eastern Time,
Monday through Friday.  Return your completed form to:

  Direct Stock Purchase Plan IRA
  c/o Bank of Boston, Program Trustee
  P.O. Box 173765
  Denver, CO 80217-3765

For express deliveries, please send to:

  DSPP IRA Program
  c/o Bank of Boston, Program Trustee
  717 17th Street, Suite 2300
  Denver, CO 80202-3323


--------------------------------
 How to Establish Your DSPP IRA
--------------------------------

Welcome to the Direct Stock Purchase Plan IRA, also called the "DSPP IRA." The First National Bank of Boston is Trustee of this IRA. The Enrollment Form, when combined with the IRA Trust Agreement, the IRA Disclosure Statement and the IRA Asset Transfer Form, if needed, constitute the forms necessary to establish a DSPP IRA. When completed, send the Enrollment Form and the Asset Transfer Form, if needed, to the above address. Please also read through the plan documents; they can help answer questions you may have, including your eligibility to contribute to an IRA.

Please also read the Company's Direct Stock Purchase Plan prospectus for information regarding the Program.

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 Enrollment Form Instructions
------------------------------

A. Participant (Account Owner) Information

Please type or print the information requested in Section A of the form.

A DSPP IRA may be established by an eligible investor. This enrollment form is non-transferrable and may only be used by an individual listed on the mailing label on this form. IRAs may only be opened by an individual; joint ownership of an IRA is not allowed.

B. Opening a DSPP IRA

You open a DSPP IRA by completing the Enrollment Form and by funding the account with a cash contribution(s), a rollover, a transfer, or a combination of these. Pick one option under section B on the reverse side.

1. Cash Contribution--You may make a regular IRA contribution for a given taxable year in amounts up to $2000 (see the IRA Disclosure Statement for further details). Simplified Employee Pension (SEP) contribution(s) by an employer may also be made. The minimum cash contribution to open a DSPP IRA is $200. Thereafter, minimum contributions are $25.

2. IRA Transfer--You may transfer assets from an existing IRA into the DSPP IRA by enclosing a completed DSPP IRA Asset Transfer Form with your Enrollment Form. The Transfer Form will be sent by us to the trustee/custodian of your current IRA. Please allow several weeks for processing the transfer from the existing IRA.

3. IRA Rollover--You may roll over assets from an existing IRA into the DSPP IRA. If you are enclosing rollover cash, check box (a) under section B on the reverse side and fill in the amount. If you have certificate shares of the Company's stock from an eligible plan that are eligible to roll over at this time, check box (b) under section B on the reverse side. Please endorse the certificates over to "The First National Bank of Boston, Trustee," sign and obtain a Medallion Signature Guarantee on the certificates, and forward them by registered mail to the address noted above.

If the rollover assets are from a qualified retirement plan, they may be subject to a mandatory 20% tax withholding unless you instruct the current trustee/custodian to perform a "direct rollover" of the assets to us. If you choose a "direct rollover," check box (c) under section B on the reverse side and attach a completed DSPP IRA Asset Transfer Form (this form includes a direct rollover option).

C. Designation Of Beneficiaries

Fill in the full name, birthdate and relationship to you of your primary and contingent beneficiaries. Also fill in the percentage of your IRA to which each beneficiary would be entitled. The percentages in each category must total 100%. (If you do not designate percentages, beneficiaries will share pro rata.) If you die before you IRA is fully distributed, your IRA will be distributed to your primary beneficiary(ies), or, if all primary beneficiaries predecease you, then to the contingent beneficiary(ies). See the plan document for further details. You may name as many beneficiaries as you wish; use a separate sheet if necessary.

If your spouse is not your primary beneficiary and if the IRA includes or will include property in which your spouse possesses a community property interest, contact Bank of Boston for the beneficiary designation form designed for this purpose.

  ---                                                                       ---
   (For Internal Use Only:)

   ---------------------------------------------------------------------------
   First Name                        M.I.                      Last Name

   ---------------------------------------------------------------------------
   Street Name and Number                                     Apartment Number

   ---------------------------------------------------------------------------
   City                               State         Zip
  ---                                                                       ---

D. Acknowledgements And Signatures

All dividends paid under your DSPP IRA will be reinvested in additional shares of the Company's stock. Please note the current IRA fee schedule below.

Please sign and date the Form. Keep a copy of the form and these Instructions for your records. Staple the original Enrollment Form to your check(s) for any contribution(s), and the transfer form, if applicable.

April Deadline
Your signed DSPP IRA enrollment form must be received at the above address on or before your tax-filing deadline (no extensions) to be eligible to receive contributions for that tax year. Your contribution check must be postmarked to us at the above address no later than your tax-filing deadline (no extensions).

E. DSPP IRA Fee Schedule

Termination Fee......................................................... $25.00

  (upon complete distribution, rollover or transfer out of account)

Wire Transfer............................................................ $7.50

  (when cash is wired instead of mailed)

Overnight Delivery...................................................... $10.00

  (when requested by Participant)

Stale Date Check Fee..................................................... $5.00

Returned Check Fee...................................................... $25.00


Fees are subject to change upon 60 days' written notice to IRA Participants.




(Please continue to the back of this page.)



 QUESTIONS? Call toll-free 1-800-472-7428 from 9 a.m. to 5 p.m. Eastern Time,
                            Monday through Friday.
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         If applicable, please complete and sign the reverse side of this form.

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

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 THE FIRST NATIONAL BANK OF BOSTON                          IRA Enrollment Form
 Atmos Energy Corporation (The "Company") Direct Stock              (continued)
 Purchase Plan ("DSPP")
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Please print all items except signatures.

------------------------------------------
A. Participant (Account Owner) Information
------------------------------------------

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Your Full Name

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Mailing Address

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City/State/Zip

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Social Security #

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Birthdate

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Telephone - Day                           Evening
               (   )                             (   )
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B. Opening a DSPP IRA
---------------------

I hereby establish a Direct Stock Purchase Plan IRA, also called a "DSPP IRA." (Check all boxes that apply and provide the requested information.)

[_] 1. Enclosed is a check or money order ($200 minimum) made payable to "Bank of Boston" as an initial cash contribution to this IRA.

               For tax year 19_____                      $______________________
               For tax year 19_____                      $______________________
               Employer SEP Contribution                 $______________________

[_] 2. I wish to transfer assets from an existing IRA. Enclosed is a completed
       IRA Asset Transfer form.

[_] 3. I wish to rollover assets from an IRA or qualified plan. I certify that these assets meet the requirements for a qualified rollover contribution as defined in the IRA Trust Agreement.

       [_] (a) Enclosed is a check for rollover funds payable to "Bank of Boston."

       [_] (b) Enclosed are _________ shares of the Company's common stock.
               Please ensure that your certificate is Medallion signature guaranteed and properly endorsed.

       [_] (c) Cash and any shares of the Company's stock will be sent directly from the trustee under a Direct Rollover arrangement. Enclosed is a completed IRA Asset Transfer Form.

               Total cash enclosed                       $______________________
               Total stock enclosed (# of units)         $______________________

-------------------------------
C. Designation of Beneficiaries
-------------------------------

I hereby designate the following persons as primary and contingent beneficiaries to receive my interest in this IRA according to the terms of the DSPP IRA, hereby revoking any such prior designations made by me.
(Attach additional sheets if necessary.)

Primary Beneficiary(ies):

--------------------------------------------------------------------------------
1. Full Name

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   Birthdate

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   Relationship                                       Percentage
                                                                 __________%
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2. Full Name

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   Birthdate

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   Relationship                                       Percentage
                                                                 __________%
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                                                  (Percentages must total 100%.)

Contingent Beneficiary(ies):
(In the event all Primary Beneficiaries predecease you.)

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1. Full Name

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   Birthdate

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   Relationship                                       Percentage
                                                                 __________%
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2. Full Name

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   Birthdate

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   Relationship                                       Percentage
                                                                 __________%
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                                                  (Percentages must total 100%.)

----------------------------------
D. Acknowledgements And Signatures
----------------------------------

By signing this form, I, the undersigned Participant, designate the First National Bank of Boston as Trustee of my DSPP IRA and certify that I have received, read and agree to abide by the terms and conditions set forth in the prospectus describing the Company's Direct Stock Purchase Plan, the DSPP IRA Disclosure Statement and the Company's Direct Stock Purchase Plan IRA Trust Agreement.

I understand that all dividends paid on the Company's stock held in this DSPP IRA will be reinvested. I hereby appoint The First National Bank of Boston as my agent to apply dividends and any contributions I may make to the purchase of shares under the DSPP. I understand that I may revoke this authorization at any time by terminating my DSPP IRA.

I acknowledge and accept the DSPP IRA fee schedule. In witness whereof, I evidence adoption of the DSPP IRA by execution of this Enrollment Form on the date below.


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Participant's
Signature      X

--------------------------------------------------------------------------------
Date

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(Bank of Boston will complete:)

The First National Bank of Boston hereby accepts appointment as Trustee of this IRA.

The First National Bank of Boston
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By:

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Date

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Account #

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QUESTIONS? Call toll free 1-800-472-7428 from 9 a.m. to 5 p.m. Eastern Time,
Monday through Friday.